Exhibit 99.1

Black Ridge Oil & Gas, Inc. Announces Closing of SPAC Over-allotment Related to Initial Public Offering

Minneapolis, October 18, 2017 - Black Ridge Oil & Gas, Inc. (“the Company” or “Black Ridge”) (OTCQB: ANFC) announced today that its sponsored special purpose acquisition company, Black Ridge Acquisition Corp. (NASDAQ:BRACU) (“BRAC”), completed the sale of units pursuant to the over-allotment option granted to the underwriters in its initial public offering (IPO). The over-allotment option was exercised in full. The Company used a portion of the proceeds of its rights offering completed on September 26, 2017 to purchase an additional 45,000 units at $10.00 per unit to fulfill its sponsorship commitment related to the over-allotment and bringing the total units purchased by the Company related to the IPO and over-allotment sale to 445,000 units at $10.00 per unit. The Company previously purchased 3,450,000 shares of BRAC’s common stock for $25,000. As a result of the underwriters’ over-allotment being fully subscribed, the 450,000 shares of the 3,450,000 shares previously purchased that had been subject to forfeiture if the underwriters’ over-allotment had not been exercised in full are no longer subject to forfeiture.

BRAC sold 13,800,000 units at an offering price of $10.00 per unit between the IPO and the sale of units in the over-allotment generating gross proceeds of $138,000,000. The units are listed on the NASDAQ Capital Market (“NASDAQ”) and trade under the ticker symbol “BRACU.” Each unit consists of one share of BRAC’s common stock, one warrant to purchase one share of BRAC’s common stock at a price of $11.50 per share, and one right to receive one-tenth of one share of BRAC’s common stock only upon the consummation of an initial business combination by BRAC. Once the securities comprising the units begin separate trading, the common stock, warrants and rights are expected to be listed on NASDAQ under the symbols “BRAC,” “BRACW,” and “BRACR,” respectively.

EarlyBirdCapital, Inc. acted as sole book-running manager and Chardan and I-Bankers Securities acted as co-managers of the offering.

About the Company

Black Ridge Oil & Gas is a company focused on acquiring, investing in, and managing the oil and gas assets for our partners. We continue to pursue asset acquisitions in all major onshore unconventional shale formations that may be acquired with capital from our existing joint venture partners or other capital providers. We are based in Minneapolis, Minnesota. For additional information, visit the Company's website at www.blackridgeoil.com.

About BRAC

Black Ridge Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. BRAC’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region although it intends to focus its search for target businesses in the energy or energy-related industries with an emphasis on opportunities in the upstream oil and gas industry in North America.

A registration statement relating to BRAC’s securities was declared effective by the Securities and Exchange Commission on October 4, 2017. Copies of the final prospectus relating to the offering may be obtained for free by visiting the SEC's website at www.sec.gov or from EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, NY 10017, Attn: Syndicate Department, 212-661-0200.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect management's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, volatility in commodity prices for crude oil and natural gas, environmental risks, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital or have access to debt financing, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, increases in operator costs, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices and other risks inherent in the Company's businesses that are detailed in the Company's Securities and Exchange Commission ("SEC") filings. Readers are encouraged to review these risks in the Company's SEC filings.

Contact:

James Moe

Black Ridge Oil & Gas, Inc.

952-426-1241